Pricing Agreement

August 22, 2008

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-04
Charlotte, North Carolina 28255

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

and

RBC Capital Markets Corporation
3 World Financial Center
200 Vesey Street, 12th Floor
New York, New York 10281

Ladies and Gentlemen:

SLM Funding LLC, a Delaware limited liability company (the “Company”), and SLM Education Credit Finance Corporation, a Delaware corporation (“SLM ECFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 20, 2008 (the “Underwriting Agreement”), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and RBC Capital Markets Corporation, with respect to the Designated Securities in Schedule I hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the “Trust”) pursuant to a trust agreement, dated as of April 29, 2008 (the “Initial Trust Agreement”), between the Company, BNY Mellon Trust of Delaware, formerly known as BNYM (Delaware), as Delaware Trustee (the “Delaware Trustee”) and The Bank of New York Mellon Trust Company, National Association, formerly known as The Bank of New York Trust Company, N.A., as eligible lender trustee, (the “Eligible Lender Trustee”) will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Delaware Trustee, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedule II hereto (the “Designated Securities”). The Notes will be issued and secured pursuant to the Indenture, dated as of August 28, 2008 (the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”).

Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the Pre-Pricing Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus and the Pre-Pricing Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus and the Pre-Pricing Disclosure Package as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

Each Underwriter represents and agrees that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect acquire, hold, manage or dispose of investments (as principal or agent) for purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

Very truly yours,
SLM Funding LLC
By:	/S/ MARK L. HELEEN

Name: Mark L. Heleen

Title: Vice President

SLM Education Credit Finance Corporation

By: /S/ MARK L. HELEEN

Name: Mark L. Heleen

Title: Vice President

Accepted and agreed with respect to Sections 2(h), 6(b), 9, 11, 12 and 14 of the Underwriting Agreement:

SLM Corporation
By:	/S/ J. LANCE FRANKE

Name: J. Lance Franke

Title: Executive Vice President

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC

By: /s/ Daniel J. Stercay
Name: Daniel J. Stercay
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ John Slonieski
Name: John Slonieski
Title: Director

GREENWICH CAPITAL MARKETS, INC.

By: /s/ Erik Priede
Name: Erik Priede
Title: Managing Director

RBC CAPITAL MARKETS CORPORATION

By: /s/ Steven M. Kerr
Name: Steven M. Kerr
Title: Managing Director

SCHEDULE I

Amount of Designated Securities to be Purchased

Underwriters	Class A	Class B
Banc of America Securities LLC	$990,895,000	$30,646,000
Credit Suisse Securities (USA) LLC	$990,895,000	$30,646,000
Greenwich Capital Markets, Inc.	$990,894,000	$30,646,000
RBC Capital Markets Corporation	$990,895,000	$30,646,000
Total	$3,963,579,000	$122,584,000

SCHEDULE II

Title of each Class of Designated Securities:
Floating Rate Class A Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A”)
Floating Rate Class B Student Loan-Backed Notes
(for purposes of this Schedule II, “Class B”)
Aggregate principal amount of each Class:
Class A:	$3,963,579,000
Class B:	$122,584,000
Price to Public of each Class:
Class A:	99.59425%
Class B:	100.0000%
Purchase Price by Underwriters of each Class:
Class A:	99.44425%
Class B*:	99.75000%

• The parties hereto acknowledge and agree that the Company or its affiliate will retain all of the Class B Notes for its own account, and that for the amount of the Class B Notes retained by the Company or its affiliate, the purchase price paid by the Underwriters will be 99.90% with no selling concession or reallowance.

Pre-Funding Account:Not applicable. Specified Funds for Payment of Purchase Price:	Immediately Available Funds

Expenses to be paid by the Underwriters:

The parties hereto agree that the Underwriters shall reimburse on the Closing Date, in an amount not exceeding the Expense Cap, all expenses incurred by the Company in connection with the issuance of the Notes, including, but not limited to, legal, rating agency, printing and other transaction expenses. The reimbursement amount will be allocated among the Underwriters, pro rata, based upon the principal amount of Notes purchased by each Underwriter.

Expense Cap: $1,981,790.00

Indenture: Indenture, dated as of August 28, 2008, among Deutsche Bank Trust Company Americas, as Indenture Trustee, the SLM Student Loan Trust 2008-9, and The Bank of New York Mellon Trust Company, National Association, formerly known as The Bank of New York Trust Company, N.A., as Eligible Lender Trustee.

Maturity:
Class A: Class B: Interest Rate:	April 2023 Distribution Date October 2029 Distribution Date
Class A: Class B:	1/2-month LIBOR* plus 1.50% 1/2-month LIBOR* plus 2.25%

*	As to initial Accrual Period; thereafter, Three-month LIBOR.

Form of Designated Securities: Book-En Time of Delivery:	try (DTC, Clearstream, Luxembourg and/or Euroclear) August 28, 2008

Closing location for delivery of Designated Securities:

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

Names and addresses of Representatives:

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-04
Charlotte, North Carolina 28255
Attention: Michael Brown

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: John Slonieski

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Jeffrey J. Orr

RBC Capital Markets Corporation
3 World Financial Center
200 Vesey Street, 12th Floor
New York, New York 10281
Attention: D. Grant Carwile, Managing Director